                                                     Three Months
                                                       Ended
                                                   March 31, 1999

Net Income                                                 153,232
                                                   ===============

Weighted average shares outstanding
  for basic EPS computation                               869,829

Reduction for common shares not yet
  released by Employee Stock Ownership Plan               (62,951)
                                                   ---------------

Total weighted average common shares
   outstanding for basic computation                      806,878
                                                   ===============

Basic earnings per share                                    $0.19
                                                   ===============

Total weighted average common shares
  outstanding for basic computation                       806,878

Common stock equivalents due to
  dilutive effect of stock options                              0
                                                   ---------------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                             806,878
                                                   ===============

Diluted earnings per share                                  $0.19
                                                   ===============

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